EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Fourth Quarter and FY 2017 Results; In-line Revenue and Strong Performance on Adjusted EBITDA and Free Cash Flow; FY 2018 Guidance Reaffirms Long-Term Goals

Full Year 2017 Financial and Operational Highlights

•	Revenue of $6,022 million

•	Net income from continuing operations of $177 million, GAAP diluted EPS from continuing operations of $0.81

•	Adjusted net income of $186 million and adjusted diluted EPS from continuing operations of $0.85

•	Adjusted EBITDA of $672 million, up 6% year-over-year

•	Generated cash flow from operations of $302 million and adjusted free cash flow of $204 million; $559 million of adjusted cash on balance sheet at year-end

•	Overachieved 2017 strategic transformation goals and on track for 2018 savings

•	Introduced 2018 full year guidance in-line with long-term goals
Q4 2017 Financial and Operational Highlights

•	Revenue of $1,493 million

•	Net income from continuing operations of $208 million, GAAP diluted EPS from continuing operations of $0.98

•	Adjusted net income of $67 million and adjusted diluted EPS from continuing operations of $0.31

•	Adjusted EBITDA of $188 million, up 9% year-over-year

•	Strong cash flow from operations of $237 million and adjusted free cash flow of $205 million

•	Renewal rate of 96% and $1,047 million of renewal TCV

EXHIBIT 99.1

FLORHAM PARK, NJ, February 21, 2018 - Conduent (NYSE: CNDT), the world's largest provider of diversified business services, today announced its fourth quarter and full year 2017 financial results.

“Our results after our first year as an independent company indicate that we are right on track against our financial and operational game plan,” said Ashok Vemuri, CEO of Conduent. “We focused around our core business and aggressively addressed our cost structure to deliver meaningful improvements in our margins and cash flow.  This will enable investments to modernize technology, improve our workplace, and strengthen our positioning as a digital interactions company.  I am pleased with the efforts of our entire team and look forward to accelerating our progress during 2018."

Full Year 2017 Results

Full year 2017 revenues were $6,022 million, down 6.0% compared to FY 2016. Pre-tax loss was $16 million compared to a pre-tax loss of $1,227 million in 2016. The company reported GAAP operating margin of 2.9% in FY 2017 compared with (15.3)% in FY 2016 and GAAP net income of $181 million compared with GAAP net loss of $983 million in 2016. Diluted EPS from continuing operations was $0.81 versus ($4.85) in 2016, driven primarily by non-recurring, non-cash items related to goodwill impairment and tax law changes in both 2016 and 2017.

Full year 2017 adjusted operating income was $418 million, with an adjusted operating margin of 6.9% as compared to $354 million, with an adjusted operating margin of 5.5% in 2016. Adjusted EBITDA improved 5.8% to $672 million, with an adjusted EBITDA margin of 11.2%, as compared with $635 million, with an adjusted EBITDA margin of 9.8% in 2016. The company reported adjusted diluted EPS from continuing operations of $0.85 compared to $1.06 in 2016.

Conduent generated $302 million in cash flow from operations during the year 2017 and ended the year with a cash balance of $658 million. Excluding funds that are associated with the termination of the deferred compensation plan and are expected to be dispersed to participants in 2018, Conduent ended the quarter with an adjusted cash balance of $559 million. Total debt was $2,061 million as of December 31, 2017.

Fourth Quarter 2017 Results

Fourth quarter 2017 revenues were $1,493 million, down 1.4% compared to Q4 2016. Pre-tax income was $4 million compared to ($1,141) million in Q4 2016. The company reported Q4 2017 GAAP net income of $208 million compared with GAAP net loss of $951 million in Q4 2016. Diluted EPS from

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continuing operations was $0.98 versus ($4.69) in the same period last year, driven primarily by non-recurring, non-cash items related to goodwill impairment and tax law changes in both 2016 and 2017.

Fourth quarter adjusted operating income was $130 million, with an adjusted operating margin of 8.7% as compared to $109 million, with an adjusted operating margin of 6.8% in Q4 2016. Adjusted EBITDA improved 9.3% to $188 million, with an adjusted EBITDA margin of 12.6%, as compared to $172 million, with an adjusted EBITDA margin of 10.8% in Q4 2016. The company reported adjusted diluted EPS from continuing operations of $0.31 compared to $0.29 in Q4 2016.

Conduent generated $237 million in cash flow from operations during the fourth quarter 2017 and ended the quarter with a cash balance of $658 million. Total debt was $2,061 million as of December 31, 2017.
Excluding funds that are associated with the termination of the deferred compensation plan and are expected to be dispersed to participants in 2018, Conduent ended the quarter with an adjusted cash balance of $559 million.

Headcount of approximately 90,000 as of December 31, 2017 compared with approximately 96,000 as of December 31, 2016.

Total contract value (TCV) signings of $1,730 million for the quarter were up 4% compared with Q4 2016, impacted by greater renewal signings and new business wins primarily with existing Healthcare Payer, State & Local and Pharma clients.

Financial and Strategic Outlook

Conduent provided the following guidance ranges for FY 2018:

(in millions)	FY 2017	Impact from Adjustments to FY 2017	Adjusted FY 2017	FY 2018E vs Adjusted FY 2017E
Revenue(1)	$6,022	~($225)	~$5,797	(3%) - flat
Adjusted EBITDA	$672	~($20)	$652	Up 8% - 12%
Free Cash Flow[2]	$204	~($1)	$203	25% - 35% of Adjusted EBITDA

Adjustments impacting FY 2017[3]	Revenue	Adj. EBITDA	Free Cash Flow
Divestitures (completed in Q3 2017)	~($60)	~($5)	~($1)
Estimated impact from adoption of new accounting standard for revenue recognition	~($165)	~($15)	$0
Total	~($225)	~($20)	~($1)

Note: Please refer to the "Non-GAAP Outlook" in the non-GAAP section below for certain non-GAAP information concerning outlook

EXHIBIT 99.1

(1) Year-over-year revenue comparison at constant currency.
(2) FY17 Adjusted Free Cash Flow. Please refer to the "Adjusted Free Cash Flow Reconciliation" in the non GAAP section below.
(3) Divestitures include the five businesses which were sold in Q3 2017.  Prior to the transactions, these businesses earned ~$60 million of revenue, ~$5 million in Adjusted EBITDA and ~$1 million of Free Cash Flow in 2017. Please see Report on Form 8-K filed October 4, 2017 and the Q3 2017 Quarterly Earnings presentation, available in the Investor Relations section of www.conduent.com, for additional details.
Estimated impact from the adoption of the new accounting standard for revenue recognition, had it been applicable in FY 2017, it would have had an estimated impact to Conduent FY 2017 revenues of ~$165 million and Adjusted EBITDA of ~$15 million.  There is no impact to Free Cash Flow from this accounting standard adoption.

"Our performance in both the fourth quarter and in the full year bode well for our outlook for continued margin expansion in 2018 and beyond. We also ended the year in a strong cash position and expect to generate additional cash via divestitures in 2018. Our focus remains on investing in our core business, strengthening our balance sheet and identifying opportunities to grow, both organically and through acquisitions. We are well positioned to take advantage of market opportunities as we see them," said Brian Webb-Walsh, CFO of Conduent.

Conference Call

Management will present the results during a conference call and webcast on February 21, 2018 at 10 a.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 one hour after the conference call concludes on February 21, 2018. The replay ID is 10116693.

About Conduent

Conduent (NYSE: CNDT) is the world’s largest provider of diversified business services with leading capabilities in transaction processing, automation and analytics. The company’s global workforce is dedicated to helping its large and diverse client base deliver quality services to the people they serve. These clients include 76 of the Fortune 100 companies and over 500 government entities.

EXHIBIT 99.1

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily.  Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent manages and modernizes these interactions to create value for both its clients and their constituents. Learn more at www.conduent.com.

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Forward Looking Statements
This report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes;

EXHIBIT 99.1

our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2016 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Monk Inyang, Conduent, +1-973-261-7182, monk.inyang@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per-share data)	2017	2016	2017	2016
Revenues
Revenue	$1,483	$1,502	$5,980	$6,358
Related party	10	12	42	50
Total Revenues	1,493	1,514	6,022	6,408

Cost of services	1,203	1,383	4,945	5,462
Related party cost of services	8	8	32	36
Gross Margin	282	123	1,045	910

Operating Costs and Expenses
Research and development	2	6	13	31
Selling, general and administrative	149	169	615	686
Restructuring and related costs	25	44	101	101
Amortization of intangible assets	61	80	243	280
Goodwill impairment	—	935	—	935
Separation costs	4	10	12	44
Interest expense	32	11	137	14
Related party interest	—	(4)	—	26
(Gain) loss on sale of asset and businesses	(1)	1	(42)	2
Other (income) expenses, net	6	12	(18)	18
Total Operating Costs and Expenses	278	1,264	1,061	2,137

Income (Loss) Before Income Taxes	4	(1,141)	(16)	(1,227)
Income tax benefit	(204)	(190)	(193)	(244)
Income (Loss) From Continuing Operations	208	(951)	177	(983)
Income from discontinued operations, net of tax	—	—	4	—
Net Income (Loss)	$208	$(951)	$181	$(983)

Basic Earnings (Loss) per Share:
Continuing operations	$1.00	$(4.69)	$0.82	$(4.85)
Discontinued operations	—	—	0.02	—
Total Basic Earnings (Loss) per Share	$1.00	$(4.69)	$0.84	$(4.85)

Diluted Earnings (Loss) per Share:
Continuing operations	$0.98	$(4.69)	$0.81	$(4.85)
Discontinued operations	—	—	0.02	—
Total Diluted Earnings (Loss) per Share	$0.98	$(4.69)	$0.83	$(4.85)

EXHIBIT 99.1

CONDUENT INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2017	2016	2017	2016
Net Income (Loss)	$208	$(951)	$181	$(983)

Other Comprehensive Income (Loss), Net:
Translation adjustments, net	1	(110)	35	(135)
Unrealized gains, net	—	(1)	2	—
Changes in defined benefit plans, net	(5)	(22)	(5)	(20)
Other Comprehensive Income (Loss), Net	(4)	(133)	32	(155)

Comprehensive Income (Loss), Net	$204	$(1,084)	$213	$(1,138)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$658	$390
Accounts receivable, net	1,104	1,286
Net receivable from former parent company	11	—
Assets held for sale	757	—
Other current assets	180	241
Total current assets	2,710	1,917
Land, buildings and equipment, net	257	283
Intangible assets, net	891	1,144
Goodwill	3,366	3,889
Long-term receivable from former parent company	11	—
Other long-term assets	313	476
Total Assets	$7,548	$7,709
Liabilities and Equity
Short-term debt and current portion of long-term debt	$82	$28
Accounts payable	138	164
Accrued compensation and benefits costs	335	269
Unearned income	151	206
Net payable to former parent company	—	124
Liabilities held for sale	169	—
Other current liabilities	493	611
Total current liabilities	1,368	1,402
Long-term debt	1,979	1,913
Pension and other benefit liabilities	4	172
Deferred taxes	384	619
Other long-term liabilities	142	173
Total Liabilities	3,877	4,279

Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,850	3,812
Retained earnings	171	—
Accumulated other comprehensive loss	(494)	(526)
Total Equity	3,529	3,288
Total Liabilities and Equity	$7,548	$7,709

Shares of common stock issued and outstanding	210,440	202,875
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$208	$(951)	$181	$(983)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	119	196	497	613
Goodwill impairment	—	935	—	935
Deferred tax benefit	(223)	(149)	(230)	(160)
(Gain) loss from investments	—	(1)	(10)	(7)
Amortization of debt financing costs	2	—	9	—
Net (gain) loss on sales of businesses and assets	(1)	1	(49)	2
Stock-based compensation	14	5	40	23
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	107	114	31	(23)
(Increase) decrease in other current and long-term assets	4	(19)	(30)	(83)
Increase (decrease) in accounts payable and accrued compensation	37	94	(49)	(60)
Increase (decrease) in restructuring liabilities	9	19	34	27
Increase (decrease) in other current and long-term liabilities	(45)	(46)	(125)	(210)
Net change in income tax assets and liabilities	8	(52)	11	39
Other operating, net	(2)	—	(8)	(5)
Net cash provided by operating activities	237	146	302	108
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(39)	(63)	(96)	(149)
Proceeds from sales of land, buildings and equipment	—	—	33	—
Cost of additions to internal use software	(10)	(8)	(36)	(39)
Proceeds (payments) from sale (purchase) of businesses	—	—	56	(54)
Proceeds from investments	—	11	117	11
Net proceeds (payments) on related party notes receivable	—	205	—	248
Other investing, net	1	—	—	(1)
Net cash (used in) provided by investing activities	(48)	145	74	16
Cash Flows from Financing Activities:
Proceeds on long term debt	—	1,963	306	1,969
Debt issuance fee payments	1	(67)	(8)	(67)
Payments on debt	(9)	(14)	(241)	(32)
Net payments to former parent	—	(1,910)	(161)	(1,720)
Issuance of common stock related to employee stock plans	—	—	(5)	—
Dividends paid on preferred stock	(3)	—	(10)	—
Restricted cash - related party	15	(18)	15	(18)
Other financing	(2)	1	(5)	—
Net cash provided by (used in) financing activities	2	(45)	(109)	132
Effect of exchange rate changes on cash and cash equivalents	(1)	(4)	1	(6)
Increase in cash and cash equivalents	190	242	268	250
Cash and cash equivalents at beginning of Year	468	148	390	140
Cash and Cash Equivalents at End of Year	$658	$390	$658	$390

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods . Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•	Goodwill Impairment. Represents Goodwill Impairment charge of $935 million.

•
Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

•	(Gain) loss on sale of asset and businesses.

EXHIBIT 99.1

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin:

•	Goodwill Impairment.

•	Amortization of intangible assets.

•	Restructuring and related costs.

•	Separation costs.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Related Party Interest. Interest payments to former parent.

•	Other (income) expenses, net.

•	NY MMIS.

•	HE charge.

•	(Gain) loss of sale of asset and businesses.

We provide our investors with adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization adjusted for the following items:

•	Goodwill Impairment.

•	Restructuring and related costs.

•	Separation costs.

•	Other (income) expenses, net.

•	NY MMIS.

•	NY MMIS depreciation.

•	HE charge.

•	(Gain) loss on sale of asset and businesses.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

EXHIBIT 99.1

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, vendor financed capital lease additions and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments.

Adjusted Cash

Adjusted cash is defined as the cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results.

EXHIBIT 99.1

Net Income (Loss) and EPS Reconciliation:

	Three Months Ended				Years Ended
	December 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
(in millions, except earnings per share)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$208	$0.98	$(951)	$(4.69)	$177	$0.81	$(983)	$(4.85)
Adjustments:
Goodwill impairment	—		935		—		935
Amortization of intangible assets	61		80		243		280
NY MMIS	(1)		161		9		161
Restructuring and related costs	25		44		101		101
HE charge	—		—		(8)		—
Separation costs	4		10		12		44
(Gain) loss on sale of asset and businesses	(1)		1		(42)		2
Other (income) expenses, net	6		12		(18)		18
Less: Income tax adjustments(1)	(235)		(231)		(288)		(335)
Adjusted Net Income (Loss) and EPS	$67	$0.31	$61	$0.29	$186	$0.85	$223	$1.06
(GAAP shares)
Weighted average common shares outstanding		205		203		204		203
Restricted stock and performance shares		3		—		3		—
8% Convertible preferred stock		5		—		—		—
Adjusted Weighted Average Shares Outstanding(2)		213		203		207		203
(Non-GAAP shares)
Weighted average common shares outstanding		205		203		204		203
Restricted stock and performance shares		3		3		3		3
8% Convertible preferred stock		5		5		—		5
Adjusted Weighted Average Shares Outstanding(2)		213		211		207		211
(1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details.
(2) Average shares for the 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock quarterly dividend of approximately $2.4 million and $10 million for the three months and year ended December 31, 2017. Average shares for the 2016 calculation of adjusted EPS includes 5 million shares associated with our Series A convertible preferred stock and excludes the impact of the preferred stock quarterly dividend.

EXHIBIT 99.1

Effective Tax Rate Reconciliation:

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$4	$(204)	(5,100.0)%	$(1,141)	$(190)	16.7%
Non-GAAP adjustments
Benefit from tax law changes	—	198		—	—
Other non-GAAP adjustments	94	37		1,243	231
Total non-GAAP adjustments(1)	94	235		1,243	231
Adjusted(2)	$98	$31	31.6%	$102	$41	40.2%

	Year Ended December 31, 2017			Year Ended December 31, 2016
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$(16)	$(193)	1,206.3%	$(1,227)	$(244)	19.9%
Non-GAAP adjustments
Benefit from tax law changes	—	198		—	—
Termination of COLI plan	—	(19)		—	—
Other non-GAAP adjustments	297	109		1,541	335
Total non-GAAP adjustments(1)	297	288		1,541	335
Adjusted(2)	$281	$95	33.8%	$314	$91	29.0%

(1) Refer to Net Income (Loss) reconciliation for details.
(2) The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income, which employs an annual effective tax rate method to the results.

Revenue and Operating Income / Margin Reconciliation:

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$4	$1,493	0.3%	$(1,141)	1,514	(75.4)%
Adjustments:
Goodwill impairment	—			935
Amortization of intangible assets	61			80
NY MMIS	(1)	—		161	83
Restructuring and related costs	25			44
Separation costs	4			10
Interest expense	32			11
Related party interest	—			(4)
(Gain) loss on sale of asset and businesses	(1)			1
Other (income) expenses, net	6			12
Adjusted Operating Income/Margin	$130	$1,493	8.7%	$109	$1,597	6.8%

(1) Pre-Tax Loss and revenue from continuing operations.

EXHIBIT 99.1

	Year Ended December 31, 2017			Year Ended December 31, 2016
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(16)	$6,022	(0.3)%	$(1,227)	6,408	(19.1)%
Adjustments:
Goodwill impairment	—			935
Amortization of intangible assets	243			280
NY MMIS	9	—		161	83
Restructuring and related costs	101			101
HE charge	(8)			—
Separation costs	12			44
Interest expense	137			14
Related party interest	—			26
(Gain) loss on sale of asset and businesses	(42)			2
Other (income) expenses, net	(18)			18
Adjusted Operating Income/Margin	$418	$6,022	6.9%	$354	$6,491	5.5%

(1) Pre-Tax Loss and revenue from continuing operations.

Adjusted EBITDA / Margin Reconciliation:

(in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
GAAP Revenue As Reported	$1,493	$1,514	$6,022	$6,408
NY MMIS Charge	—	83	—	83
Adjusted Revenue	$1,493	$1,597	$6,022	$6,491
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	208	(951)	177	(983)
Interest Expense	32	11	137	14
Related Party Interest	—	(4)	—	26
Income tax benefits	(204)	(190)	(193)	(244)
Depreciation	29	36	125	128
Amortization	90	159	372	485
EBITDA	155	(939)	618	(574)
EBITDA Margin	10.4%	(62.0)%	10.3%	(9.0)%
EBITDA	$155	$(939)	$618	$(574)
Goodwill impairment	—	935	—	935
Restructuring and related costs	25	44	101	101
Separation costs	4	10	12	44
NY MMIS	(1)	161	9	161
NY MMIS depreciation	—	(52)	—	(52)
HE charge	—	—	(8)	—
(Gain) Loss on sale of assets and business	(1)	1	(42)	2
Other (income) expenses, net	6	12	(18)	18
Adjusted EBITDA	$188	$172	$672	$635
Adjusted EBITDA Margin	12.6%	10.8%	11.2%	9.8%

EXHIBIT 99.1

Free Cash Flow / Adjusted Free Cash Flow Reconciliation:

(in millions)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Operating Cash Flow	$237	$146	$302	$108
Cost of additions to land, buildings and equipment	(39)	(63)	(96)	(149)
Proceeds from sales of land, buildings and equipment	—	—	33	—
Cost of additions to internal use software	(10)	(8)	(36)	(39)
Vendor financed capital leases	—	(1)	(16)	(1)
Free Cash Flow	$188	$74	$187	$(81)
Free Cash Flow	$188	$74	$187	$(81)
Deferred compensation payments	17	—	17	—
Adjusted Free Cash Flow	$205	$74	$204	$(81)

Cash / Adjusted Cash Reconciliation:

(in millions)	As of September 30, 2017	As of December 31, 2017	As of December 31, 2016
Cash and cash equivalents	$468	$658	$390
Deferred compensation paid in 2017	—	17	—
Deferred compensation payable	(116)	(116)	—
Adjusted cash and cash equivalents	$352	$559	$390